Exhibit 99.05

Southern Company

Kilowatt-Hour Sales

(In Millions of KWHs)

	3 Months Ended December				Year-to-Date December

				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2007	2006	Change	Change	2007	2006	Change	Change
Kilowatt-Hour Sales-
Total Sales	47,031	46,750	0.6%		204,360	199,795	2.3%

Total Retail Sales-	37,230	36,874	1.0%	0.6%	163,614	161,334	1.4%	0.6%
Residential	10,914	11,031	-1.1%	-0.8%	53,326	52,383	1.8%	0.4%
Commercial	12,762	12,347	3.4%	2.2%	54,665	52,987	3.2%	2.2%
Industrial	13,313	13,273	0.3%	0.1%	54,662	55,044	-0.7%	-0.9%
Other	241	223	7.9%	7.9%	961	920	4.4%	4.2%

Total Wholesale Sales	9,801	9,876	-0.8%	N/A	40,746	38,461	5.9%	N/A

Notes

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.